UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2006

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On January 5, 2006, Autobytel Inc. (the “Company”) and Robert S. Grimes, a current director and former Executive Vice President of the Company, agreed to terminate a consulting agreement pursuant to which Mr. Grimes provided consulting services to the Company. The termination is effective as of December 31, 2005. Under the consulting agreement, Mr. Grimes received $50,000 per year payable on a monthly basis and a $2,500 monthly office expense allowance. Also under the consulting agreement, Mr. Grimes made himself available to the executive officers of the Company for up to 16 hours a month for consultation and other activities related to formulating and implementing business strategies and relationships. The letter agreement providing for termination of the consulting agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

10.1	Letter agreement, dated January 5, 2006, from the Company to Robert S. Grimes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer

Date: January 9, 2006

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

10.1	Letter agreement, dated January 5, 2006, from the Company to Robert S. Grimes